Exhibit 1A-13

A1rLl5 FINANCIAL TRANSPARENCY FINANCIAL TRANSPARENCY Atlis is building products for the people who get work done. We have a lot to prove and much more to show. But, we have come so for so quickly already. With so many achievements and induslry leading leaps forward. The future is now and we have only just begun. We secure investment from our base of fans, le who ali n themselves wilh our take on lhe We secure investment from our base of fans, people who align themselves with our take on the world, share our philosophies and want a better future. $25 MILLION TARGET INVEST A1rLIS FINANCIAL TRANSPARENCY With $2M raised from previous crowdfunding campoigns, we have made significant progress. Now we're opening our Reg A campoign ta raise $25M. The allows us to take the next big steps: building our production-ready prototypes of the XP Platform, battery pack, and last-charging infrastructure. So, why $25M and how are we going to spend it? 54% Equipment & Machinery 33.5% Research & Development ■ 7%SG&A ■ 4.5% Facilities l % Other OpEx Our current priority is to raise funding to complete our development and testing and take us into the early smalscale manufacturing phase. This includes expanding our facilities, growing our team, deploying charging stations, and more. We have finalized many technical requirements for the vehicle, and will continue to reline these requirements as we develop the full-scale working prototype of the XT pickup truck. This effort will involve many shorUerm and long-term portnerships with organizations that can assist Attis Motor Vehicles in bringing our XT pickup truck to prototype and then production. We are hoping to begin a pre-0rder campaign as we get closer to the start of manufacturing. A1rLl5 FINANCIAL TRANSPARENCY smalscale manufacturing phase. This includes expanding our facilities, growing our team, deploying charging stations, and more. We have finalized many technical requirements for the vehicle, and will continue to refine these requirements as we develop the full-scale working prototype of the XT pickup truck. This effort will involve many short-term and long-term partnerships with organizations that can assist Atlis Motor Vehicles in bringing our XT pickup truck to prototype and then production. We are hoping to begin a pmorder campaign as we get closer to the start of manufacturing. X P PLATFORM PRODUCTION FINANCIAL TRANSPARENCY ROADMAP FOUNDED November Atlis Motor Vehciles was officially incorporated. _-.;LT==-RK 1ns1oe Ther••••n•T,uc .com RIHIH/SHDHI Ct11&11 INVEST CONCEPT TEAM HIRED mm 2018 We hired our concept development team and began work on the future Atlis product line with testing, prototyping and future development. 1ns1oe ROROjSHOHI C111t11 uncrate· INVEST 12 MIN FAST C HARGE October Less than 3 months after the hire of our first concept team, we managed to charge our battery pack prototype from 0-100% in 12:37. This was the building point for our next leap in battery tech. 1ns1oe ROIIH I SHIIHI C41&11 uncrate· INVEST $ 1 MILLION RAISED December We ended the year on a high with the release of our new website and completed our first round of funding - funding the next wave of developments. This was all raised by our community and future customers, further illustrating our ethics of being built for the people, by the people. 1ns1oe ROIIO /SHUHI uncrate· INVEST CONCEPT XP PLAT FORM RELEASED March We completed the development of our concept XP Platform. This showcased our incredible ground clearance and massive off road terrain capabilities. ,ALeltNII( 1ns1oe ROIID /SHOIH Ct11t11 uncrate· INVEST $ 1 MILLION RAISED January After another public campaign begun in December 2018, we reached our initial $750K target in under 24 hours thanks to the massive support of our community. This was then extended for the next month to gather another $250K, completing in January. 1ns1oe RORH/SHOHI Ct11&11 uncrate· INVEST ATLIS MOVES TO NEW FACILITY February Hiring began in full and our team is expanded to 17, with more coming soon. We then moved into our new facility ready to tackle the construction of the XP Platform, Charging infrastructure and XT Prototype. ,ALel'NII( 1ns1oe RDRHjSHOHI uncrate· INVEST 9:26 FAST CHARGE February After numerous testing and improvements we were a ble to attain a charge time of 0-100% in just 9 minutes 26 seconds. 1ns1oe RORO /SHOIII C41&11 uncrate· INVEST A1rLIS M O T O a V ;'. HICL ;'. S THE XT FINANCIAL TRANSPARENCY ROADMAP FINANCIAL TRANSPARENCY INVEST A1rLl5 M O T O il v :: H ICL :: s CAMPAIGN ROADMAP NUMBERS. ALL OF THEM. We want to make sure we provide all the information. Everything we have spent, everything we will spend - showing you exactly where we are spending your investment. This is a company built upon the investment of the workers of America, the tradespeople and the people who see an opportunity for change, and profit. Because we are choosing to raise money in this manner, we owe you all full disclosure, full transparency. INVESTMENT, PUT TO GOOD USE We have been very successful in our previous two crowd funding campaigns - raising over $2,400,000. Its how we have invested this that makes the difference. We are not like the others, we do not need massive amounts of capital, because we spend wisely, with purpose. INVEST A1rLl5 M O T O ;l V :'.: HICL ::: S CAMPAIGN ROADMAP We have been very successful in our previous two crowd funding campaigns - raising over $2,400,000. Its how we have invested this that makes the difference. We are not like the others, we do not need massive amounts of capital, because we spend wisely, with purpose. GEN 1 PLATFORM PROTOTYPE CREATED 9:26 MINUTE BATTERY CHARGE TIME CHARGING STATION & HANDLE PROTOTYPE CREATED INVEST SHARED VALUE With a 7 4% stake in the company, the Allis team shll holds the majority of the company. This is important as we are not controlled by self-serving organisations. The founders' voting rights are particularly important when it comes to upholding and implementing the company's goals and values. Even after this phase of funding is achieved, the team will still own a majority, at around 63%. The second largest percentage of shares are owned by our thousands of supporters and customers, people who believe in our message and brand. All of this ensures we stay true to our mission and prioritize our customers first. SHARE PRICE INVEST 7 4% Ais Employees and Founder ■ 23% CrowdFunding Investors 3% Seed Investors + Other INVEST • • • ·- • • ••• • • •: • • • • •• •• • I ·, INVEST • -• • •• • -•• • .. .•. . • I • • • • • • • • MADE IN THE USA. BY THE USA. INVEST MADE IN THE USA. BY THE USA. We are made up of investors large and small all over the United States. We are made in America and we are supported by Americans, from all backgrounds, with one shared goal. Map 1s a visual represenlallon of investors locaflons across USA ACQUISITION OF ENGINEERING EQUIPMENT ACQUIRE KEY TOOLING HIRING OF KEY ENGINEERING MEMBERS FINALIZE DESIGN OF XT PLATFORM AND CHARGING STATION $10 MILLION RAISED INVEST $10 MILLION RAISED FURTHER HIRING OF ENGINEERING AND OPERATIONS TEAM ADDITIONAL TOOLING REQUIRED FOR XP PLATFORM CREATION OF PRODUCTION READY PROTOTYPE OF BATTERY PACK TESTING OF XP PLATFORM AND CHARGING STATION QUALITY CONTROL OF CHARGING STATION PRODUCTION READY PROTOTYPE OF CHARGING STATION $20 MILLION RAISED QUALITY CONTROL OF XT PLATFORM PRODUCTION READY PROTOTYPE OF BATTERY PACK PLANNING FOR XT PLATFORM COMMERCIALIZATION BUILD SALES AND SUPPORT ORGANISATION CONTINUE XT DESIGN INVEST TOTAL COST UNTIL PRODUCTION Clearly the l argest percentage of spending goes towards the production of the prototypes themselves. Included in this is the tooling costs and necessary equipment for the preparation of manufacturing and continuation of prototyping. The second largest percentage of spend is related to hiring the team we need to get to production. We will continue to grow our team of industry experts and radical thinkers to bring Atlis's disruptive products to market on time and in budget. 54% Equipment & Machinery 33.5% Research & Development 7% SG&A 4.5% Facilities l % Other Op Ex SHARE.it INVEST ,. 3,328 INVESTORS IT'S JUST THE START. WHAT HAPPENS AFTER WE RAISE $25M? $30 MILLION RAISED Q4 2020 Allowing Allis lo take the XP Platform into full production. The XP is then sold and further design development for the next generation is begun. INVEST THE XT $30 MILLION RAISED Q4 2020 Allowing Allis to take the XP Platform into full production. The XP is then sold and further design development for the next generation is begun. $100 MILLION RAISED 2021 Allis complete the production and delivery of the first 1 00 XT Pickup Trucks. FURTHER FUNDING + DEVELOPMENT 2022 Mass production of the XT Truck continues CAMPAIGN INVEST Air LI s CAMPAIGN FINANCIAL TRANSPARENCY M O T O n: V ::: HICL :'.: S THE ROAD AHEAD IS LONG AND FULL OF OPPORTUNITY INVEST THE IMMEDIATE NEXT STEPS We have so much to accomplish and we are working on many of those projects right now, but when can you expect to see something released? Beneath are graphs giving you a more in depth look on what our exact process is and what the time scales for these processes will be. The XP Platform, XT Prototype, Charging and Battery technology will all be complete and nearing finalisation or sale by the end of Q4 2021. These are exciting times and we are just getting started. INVEST LAUNCH INFRASTRUCTURE WITH PARTNER(S) @@ ii ENGINEERS 46 000 A1rL1s CAMPAIGN FINANCIAL TRANSPARENCY M O T O V :'.: H ICL :: S GAPS TO FILL We are still expanding the company to prepare for production and because of this we have key team members to hire in preparation. Below is the time frame and scale of employment that we will be conducting. 0 PROJECT MANAGERS 4 ENGINEERING LEADERSHIP 3 OPERATIONS + SUPPLY CHAIN 6 TECHNICIANS 6 SALES + MARKETING 4 INVEST ALL HIRING COMPLETED WITHIN 9 MONTHS THE ROAD AHEAD The XP, XT and battery technology is not where our road ends. We have many more products - some in development now - coming in the near future. Once our current projects are complete and out in the market, we will begin to turn our attention more towards the work space, making sure we are able to deliver products at every level. All the while maintaining market leading charge times, range and reliability. ........... ... . .......................... ............... ..................... ........ .. . . ........... ... . ............ ............. ........ INVEST INVEST ...................................................... .. ......... ... .... . ... ... . ................... ... . .................. ... . ................... ... . ................ ................... .......................................... ......... . .. . .... .... ..... ..... ..... ... ... . ................... ................... ................... ........ ........... . ... . .. .. . . . . .. .. . . . . . . . . . . . . . . . . . . . . .. . . .. . . .. . . . . . . . . ... . .. . . .. . . The Atlis Buck is a project we are currently working on in the stages between the XP Platform and XT truck development. It is a simple frame on design that will allow us to drive an XP Platform prototype and provide as a showcase for charging, off road capabilities and more. This Buck also serves as a segue into the new era of design for Atlis Motors. One focused around the Always work ethos. Future designs and products will revolve around this style philosophy. INVEST